UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2013, the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”) approved the increase in the size of the Board of Directors from two members to seven members. At the same time, the Board appointed five new members to serve on the Board: Mr. James R. Talevich, Mr. Michael Viotto, Mr. Chung Shing Yam, Mr. Peter Kam, and Mr. Yuen Ching (Sammy) Ho, who currently serves as the Chief Financial Officer of the Company. These new members of the Board were appointed to fill the vacancies on the Board and will remain on the Board until their successors have been duly elected and qualified.

It is anticipated that Mr. Talevich will chair the Audit Committee of the Board and serve as a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.  It is anticipated that Mr Viotto will chair the Nominating and Corporate Governance Committee of the Board and serve as a member of the Audit Committee and the Compensation Committee of the Board.  It is anticipated that Mr. Kam will chair the Compensation Committee of the Board and serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Mr. James R. Talevich currently serves as a member of the Executive Committee and Advisory Council of the SEC Financial Reporting Institute at the USC Marshall School of Business, as well as Vice President of the UCLA Anderson School of Management Alumni Board of Directors and Executive Committee, and as a member of the Concordia University Healthcare Management Advisory Board.  Mr. Talevich served as Chief Financial Officer of I-Flow Corporation, a NASDAQ-listed medical technology company, from 2000 to 2009, Chief Financial Officer of Gish Biomedical, a NASDAQ-listed manufacturing company, from 1999 to 2000, and Chief Financial Officer of Tectrix Fitness Equipment from 2005 to 2009.  Previously, he held financial management positions with Mallinckrodt Group Inc, Fiat S.p.A, Pfizer Inc., SensorMedics Corporation, Baxter International Inc., and KPMG.  Mr. Talevich previously served on the Board of Directors of AcryMed, Inc., a developer of antimicrobial nanoparticle technologies, from 2008 to 2009.  Mr. Talevich received a B.A. in physics from California State University, Fullerton in 1973 and an MBA from the UCLA Anderson School of Management in 1975.  He is licensed as a Certified Public Accountant.

Mr. Michael J. Viotto currently serves as a Business Development Agent at Coface North America, and has served in that role since 2009.  During 2008 and 2009, Mr. Viotto served as a Senior Wholesale Account Executive at Bank of America. From 2002 to 2008, he was a Senior Wholesale Account Executive for Washington Mutual, Inc. in California.  Mr. Viotto received his B.S. in Business Administration from California Polytechnic University in Pomona, California in March, 1985. He is licensed as a Salesperson by the State of California Department of Real Estate.  Mr. Viotto is also licensed as a Casualty and Property Broker-Agent by the California Department of Insurance.

Mr. Chung Shing Yam currently serves as the sole investor and developer of Kang Hu Village, a private housing estate located in the Dongguan area of the People’s Republic of China.  Through Kang Hu Village, Mr. Yam also provides real estate agent and management services. Mr. Yam serves as a director of the Asian Knowledge Management Association, and is the Board Chairman of the Politic and Commerce Association, Dongguan city, Guangdong province, as well as the permanent Honorary President and Vice Chief Director of the Overseas Association in Dongguan.  He is also the Deputy Chairman of the Dongguan City Association of Enterprises with Foreign Investment.  Mr. Yam graduated from The Hong Kong Polytechnic University in 1981 with a major in Business and received his Master of Business Administration (MBA) from The Hong Kong Polytechnic University in 1987.

Mr. Peter Kam is currently involved in various business ventures.  From 1977 through the present, Mr. Kam has owned and served as the President of his dental practice, Peter M. Kam, D.D.S. Inc. From 1992 to the present, he has owned and served as President of Titan Properties, Inc.  Since 2000, Mr. Kam has been the sole owner of his law practice, the Law Offices of Peter M. Kam.  Since 2006, he has served as a director of Pacific Alliance Bank, and currently serves as Chairman of the Loan Committee. Mr. Kam is also a charter member and shareholder of Green Tree Inn, a hotel chain in China with over 400 hotels.  Mr. Kam received his B.S. in Physics from the University of California Los Angeles (“UCLA”) in 1971 and his M.S. in physics from UCLA in 1973.  Mr. Kam attended the UOP School of Dentistry, and received his DDS Degree in 1977.  Mr. Kam was admitted to practice dentistry by the California Board of Dental Examiner in 1977.  Mr. Kam later attended the Southwestern School of Law, and earned his JD degree in 1999, and was admitted to the California Bar in 2000.

Mr. Yuen Ching (Sammy) Ho was appointed as the Company’s Chief Financial Officer on June 30, 2011. Mr. Ho was one of the two founders of Nova Dongguan, the Company’s wholly owned subsidiary and served as its Chief Financial Officer since its inception in 2003.  Mr. Ho also was responsible for the administration, finance and marketing of Nova Macao, the Company’s wholly owned subsidiary, since its inception in 2006. Mr. Ho has over 20 years of experience in the furniture industry. From 1991 to 2003, Mr. Ho served as the Chief Operating Officer of Navy Blue Inc., a Macao-based furniture company with manufacturing facilities in Dongguan, China. Prior to that time, from 1990 to 1991, Mr. Ho worked as the export administrative staff for C&E German Furniture Ltd., a Hong Kong-based furniture company with manufacturing facilities in Dongguan, China. Mr. Ho received a bachelor’s degree in Commerce from St. Mary’s University in 1984 and obtained his MBA from The Chinese University of Hong Kong in 1990.

In connection with their appointment, the Company entered into director agreements with Mr. Talevich, Mr. Viotto, Mr. Kam, and Mr. Yam.  In the agreement, Mr. Talevich will receive compensation in the amount of $23,500 annually, plus expenses.  Each of Mr. Viotto and Mr. Kam will receive compensation in the amount of $20,500 annually, plus expenses.  Mr. Yam will receive compensation in the amount of $12,000 annually, plus expenses.  The director agreements impose certain customary confidentiality and non-disclosure obligations on the directors. The description contained herein of the terms of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of the Form of Director Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Document

10.1	Form of Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	June 3, 2013	By:	/s/ Ya Ming Wong
		Name:	Ya Ming Wong
		Title:	Chief Executive Officer